                                                              Exhibit 99.(b)(10)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 22, 2002 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.), which is contained in the Statement of Additional Information in Post-Effective Amendment No. 1 to the Registration Statement No. 333-70728 on Form N-4 and related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.).



                                             /s/ ERNST & YOUNG LLP




Philadelphia, Pennsylvania
April 23, 2002

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 15, 2002 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, which is contained in the Statement of Additional Information in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-70730) and the related prospectus of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H.



                                             /s/ ERNST & YOUNG LLP




Boston, Massachusetts
April 23, 2002